Exhibit 1.01    Conflict Minerals Report

This is the Conflict Minerals Report of TTM Technologies, Inc. (the “Company” or “TTM”) for the calendar year 2017 (ended December 31, 2017) in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”), and the instructions to Form SD. Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

Rule 13p-1 and Form SD require the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “Conflict Minerals” (as defined below) are present in the products and necessary to the functionality of such products. Form SD defines “Conflict Minerals” as: i)(a) columbite-tantalite (or coltan, the metal ore from which tantalum is extracted), (b) cassiterite (the metal ore from which tin is extracted), (c) gold and (d) wolframite (the metal ore from which tungsten is extracted), or their derivatives, which are currently limited to tantalum, tin and tungsten; or ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”).

(1)    Product Description

TTM is leading global printed circuit board (“PCB”) manufacturer, focusing on quick-turn and volume production of technologically complex PCBs and electro-mechanical solutions (“E-M Solutions”). The Company provides time-to-market and volume production of advanced technology products and offer a one-stop manufacturing solution to our customers from engineering support to prototype development through final mass production. The Company serves a diversified customer base in various markets throughout the world, including manufacturers of aerospace and defense, automotive components, smart phones and touchscreen tablets, high-end computing, medical industrial and instrumentation related products, as well as networking communications infrastructure products. The Company’s customers include both original equipment manufacturers (“OEMs”) and electronic manufacturing services (“EMS”) providers.

As a company whose business is the manufacturing and assembly of PCBs and E-M Solutions, TTM is several levels removed from the actual mining and refining of Conflict Minerals. TTM does not purchase raw ore or unrefined Conflict Minerals and makes no direct purchases in the Covered Countries.

Our customers, who may also have a responsibility to conduct due diligence as to the source of Conflict Minerals used in their products, frequently specify the exact materials and components we use, and in many cases specify the suppliers from which we source these minerals and components. As a result, we are limited in our ability to exercise discretion in sourcing certain materials and components. Similarly, our ability to influence the supply chain practices of suppliers selected by our customers is limited. Thus, our ability to change the sourcing of our Conflict Minerals depends on our customers’ selections of suppliers and designs.

(2)	Due Diligence in Accordance with the Organization for Economic Cooperation and Development (the “OECD”) 5-Step Framework

TTM has processes in place for the purpose of exercising due diligence over its supply chain as it relates to minerals from conflict-affected and high risk areas. The design of the due diligence processes conforms substantially to the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold, tin, tantalum and tungsten (the “OECD Guidance”) as it relates to “downstream” purchasers of products and components. The due diligence processes have been described below under sub-headings corresponding to the five-step framework of the OECD Guidance.

Step 1 – Establish and Maintain Strong Company Management Systems

1.1	TTM has adopted a Conflict Minerals Policy and Statement (the “Policy”). A copy of the Policy, together with a copy of this Form SD and Conflict Minerals Report, can be found on the Company’s website at
http://investors.ttm.com/phoenix.zhtml?c=122702&p=irol-govHighlights. The content of our website as referred to in this Form and Report is included for general information only and is not incorporated by reference herein. In accordance with the Policy, TTM is continuing to review its suppliers’ declarations and has sought their cooperation and assistance in ensuring that the Conflict Minerals used in TTM products are sourced reliably and responsibly. However, as noted in the Policy and above, TTM’s purchasing decisions are limited by the level of cooperation it receives from suppliers in sourcing responsibly from non-conflict areas.

1.2	TTM has a Conflict Minerals Steering Committee to review and enhance the cross-functional working group (the “Working Group”) tasked with developing policies and procedures consistent with the OECD Guidance.

1.3	In accordance with the requirements of Rule 13p-1 and the instructions to Form SD, the Working Group annually reviews the Company’s PCB and E-M Solution products, all of which are manufactured to customer specifications, to determine if they contain Conflict Minerals necessary to the products’ generally expected functions, use, purpose or production.

1.4	The Working Group concluded that the bare PCBs may contain either gold or tin in surface finishes, and the E-M Solutions products manufactured in 2017 may contain any of the four Conflict Minerals in components.

Step 2 – Identify and Assess Risks in the Supply Chain

2.1	The Working Group has identified the suppliers of the materials and components that contain Conflict Minerals in TTM’s products and conducted a supply-chain survey to obtain source smelter identification from its suppliers of Conflict Minerals using the standard conflict minerals reporting template (“CMRT”) published by the Responsible Minerals Initiative (“RMI”) (formerly the Conflict Free Sourcing Initiative).

2.2	The CMRT was distributed to all identified suppliers of components or materials containing Conflict Minerals to determine the country of origin of the Conflict Minerals contained therein; whether such Conflict Minerals were sourced from recycled or scrap materials; or whether such Conflict Minerals were otherwise outside of the supply chain as of December 31, 2017. The CMRT requested information on Conflict Minerals in components or materials supplied to TTM during calendar year 2017 and contained representations as to the source and origin of the necessary Conflict Minerals contained in the relevant products.

2.3	In addition to identifying suppliers of Conflict Minerals to the Company and collecting supply-chain smelter information, TTM’s diligence measures included requesting suppliers to declare if any Conflict Minerals contained in their products originated in the Covered Countries.

2.4	The Company believes that complete information was received from all identified suppliers to its PCB products (which represents 92.1% of the 2017 revenues of the Company). However, many suppliers to TTM’s much smaller E-M Solutions business (which represents 7.9% of the 2017 revenues of the Company) reported that their supply chain information was incomplete. TTM continues to seek complete and accurate information from its E-M Solutions business Conflict Minerals supply chain sources from its suppliers for its E-M Solutions business.

2.5	The Company renewed membership in the RMI to retain its timely access to global Conflict Minerals smelter information.

2.6	Smelters and refiners identified in the supply-chain survey were checked against RMI provided smelter information to determine the status of their Conflict Minerals related sourcing activities.

Step 3 – Design and Implement a Strategy to Respond to Identified Risks

3.1	Changes to the status of the identified TTM PCB supply chain smelters were monitored regularly. All identified PCB sourcing concerns were addressed through outreach to the relevant members of TTM’s supply chain. There were cases during the reporting year where supply chain changes were related to conflict minerals sourcing. In such cases, TTM reached out to our direct supply chain and they reported modifying their sourcing in response.

3.2	Changes to the status of the identified TTM E-M Solutions supply chain smelters were only monitored for solder sourcing and there were no recorded cases where intervention occurred during the reporting year. All other raw materials used to manufacture customer parts are subject to strict controls from TTM’ customers, were not subject to TTM discretionary change, and were therefore not included in any ongoing monitoring or outreach program.

3.3	After reviewing supply chain and other identified publicly available information, the Company believes that some portion of the tantalum, tin, tungsten and gold in our supply chain may have been mined in Covered Countries. Grouped by metal, the following is our best estimate of the smelter, and smelter location that may have contributed conflict minerals from Covered Countries to our supply chain during the 2017 calendar year:

Gold	Argor-Heraeus S.A.	— Switzerland
Gold	CCR Refinery - Glencore Canada Corporation	— Canada
Gold	Metalor Technologies (Hong Kong) Ltd.	— China
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	— Mexico
Gold	Mitsui Mining and Smelting Co., Ltd.	— Japan
Gold	PAMP S.A.	— Switzerland
Gold	Rand Refinery (Pty) Ltd.	— South Africa
Gold	Royal Canadian Mint	— Canada
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	— China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	— China
Gold	Western Australian Mint (T/a The Perth Mint)	— Australia
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	— China
Tantalum	D Block Metals, LLC	— United States of America
Tantalum	Duoluoshan	— China
Tantalum	Exotech Inc.	— United States of America
Tantalum	F&X Electro-Materials Ltd.	— China
Tantalum	FIR Metals & Resource Ltd.	— China
Tantalum	Global Advanced Metals Aizu	— Japan
Tantalum	Global Advanced Metals Boyertown	— United States of America
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	— China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	— China
Tantalum	H.C. Starck Co., Ltd.	— Thailand
Tantalum	H.C. Starck Tantalum and Niobium GmbH	— Germany
Tantalum	H.C. Starck Surface Technology and Ceramic Powders GmbH[1]	— Germany
Tantalum	H.C. Starck Hermsdorf GmbH	— Germany
Tantalum	H.C. Starck Inc.	— United States of America
Tantalum	H.C. Starck Ltd.	— Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	— Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	— China
Tantalum	Hi-Temp Specialty Metals, Inc.	— United States of America
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	— China
Tantalum	Jiangxi Tuohong New Raw Material	— China
Tantalum	Jiujiang Janny New Material Co., Ltd.	— China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	— China
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	— China
Tantalum	KEMET Blue Metals	— Mexico
Tantalum	KEMET Blue Powder	— United States of America

Tantalum	Mitsui Mining and Smelting Co., Ltd.	— Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	— China
Tantalum	Plansee SE Liezen[1]	— Austria
Tantalum	Power Resources Ltd.	— Macedonia, The Former Yugoslav Republic of
Tantalum	RFH Tantalum Smeltry Co., Ltd.	— China
Tantalum	Taki Chemical Co., Ltd.	— Japan
Tantalum	Telex Metals	— United States of America
Tantalum	Ulba Metallurgical Plant JSC	— Kazakhstan
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	— China
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	— China
Tin	Alpha	— United States of America
Tin	EM Vinto	— Bolivia, Plurinational State of
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	— China
Tin	Malaysia Smelting Corporation (MSC)	— Malaysia
Tin	Metallo Belgium N.V.	— Belgium
Tin	Minsur	— Peru
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	— Thailand
Tin	Thaisarco	— Thailand
Tin	Yunnan Tin Company Limited	— China
Tungsten	A.L.M.T. TUNGSTEN Corp.	— Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.	— Vietnam
Tungsten	H.C. Starck Tungsten GmbH	— Germany
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	— Vietnam
Tungsten	Wolfram Bergbau und Hutten AG	— Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	— China

[1]	Ceased recognized smelter operations during 2016.

No information obtained by TTM indicated that any of the conflict minerals from the smelters listed above were financed by or benefited armed groups that operate in the Covered Countries of the DRC region.

3.4	As noted above, the Company’s supply chain survey did not yield complete source-smelter information from a number of customer-specified suppliers of Conflict Minerals for TTM’s E-M Solutions products. The Company is continuing its efforts to work with such suppliers to ensure complete information is provided to the Company, including the country of origin of the relevant Conflict Minerals and the identity of the source smelters used to process the minerals. As additional information is obtained, the Company will undertake to determine whether such smelters have been listed by RMI as “Conformant to the Conflict Free Sourcing Protocol” or otherwise. In connection with such continuing diligence, the Company intends to continue education of and outreach to its suppliers as needed.

Step 4 – Carry Out Independent Third-Party Audit (IPSA) of Smelter/Refiner’s Due Diligence Practices

4.1	TTM supports the RMI conflict free smelter program as well as the development and implementation of due diligence practices and tools such as the CMRT. TTM analyzed the data received on smelters and refiners and compared such information against the list of facilities that were designated as Conformant by the RMI. However, due to the structure of the Company’s supply chain as noted in the Policy and above, there are generally multiple tiers of suppliers between TTM and the smelters and refiners in the supply chain, and TTM does not purchase raw ore or unrefined Conflict Minerals or make any direct purchases in the Covered Countries. Therefore, as contemplated by the OECD Guidance for “downstream” companies, TTM has not performed its own audits of smelters or refiners. TTM will obtain an IPSA as and when required by Form SD.

Step 5 – Report Annually on Supply Chain Due Diligence

5.1	TTM submitted its Form SD with Exhibit 1.01 to SEC and posted same to TTM’s external website for each prior reporting period. The most recent prior reporting period ended December 31, 2016 and the relevant Form SD was submitted to SEC and posted on TTM’s external web site on May 30, 2017.

(3) Products

The Company has identified the following products that may contain Conflict Minerals necessary to the functionality or production of products manufactured, or contracted to manufacture:

As noted in section (1) above, TTM products are the following:

1.	Bare PCBs fabricated to customer specifications, including procurement of heat sinks and their attachments, where applicable, and

2.	E-M Solutions including printed circuit assemblies assembled to customer specified bills of materials using customer controlled components from customer approved vendor lists and any other products assembled to customer design and using customer specified suppliers.

Appendix I contains a listing of smelters provided by TTM’s PCB supply chain for the reporting period. With the exception of the smelters so indicated that were subsequently removed from TTM’s PCB supply chain, all are currently recognized as RMI conformant or DRC Conflict Free.

Likewise, Appendix II is a listing of smelters reported by the Company’s E-M Solutions supply chain. The supply chain data quality associated with the customer specified parts and components contained in these parts appears to be significantly less robust. Some smelters names provided may not be actual smelters and some names provided are recognized as not currently participating in any internationally recognized Conflict Free Smelter Program. TTM will continue to encourage customers to choose known Conflict Free sources as opportunities allow.

(4) Summary

TTM’s reasonable country of origin inquiry is based on third party audit information and, to the extent that audited information is not available, it draws on additional information that TTM and others have collected. To the extent reasonably possible, TTM has documented the country of origin of identified smelters and refiners based on information from the RMI, surveys of smelters and refiners, and/or third party reviews of publicly available information. However, some country of origin information has not been audited by a third party because, among other reasons, applicable smelters and refiners have gone out of operation before completing a third party audit, smelters and refiners have not gone through a third party audit, or the third party audit does not yet include reporting of country of origin information. TTM believes that the applicable conflict minerals smelters for 100% of its PCB product supplies have been identified, but available supplier information indicates that this is not yet true for its E-M Solutions products. Nevertheless, based on the information provided by TTM’s suppliers, smelters, and refiners, as well as from the RMI and other sources, TTM believes that the Conflict Minerals contained in its products were processed in the countries listed in the Annexes below and has indicated where the smelters have previously been audited by RMI and found to be sourcing conflict free, or are working with RMI to be audited in the future.

TTM’s customers, who may also have a responsibility to conduct due diligence as to the source of Conflict Minerals used in their products, frequently specify the exact materials, components and suppliers we use, which limits our ability to exercise discretion in sourcing certain materials and components, and our ability to influence the supply chain practices of suppliers. Accordingly, the Company’s success in making determinations about the potential presence of Conflict Minerals in its products depends upon various factors including, but not limited to, (i) the respective due diligence efforts of its suppliers and their supply chain; (ii) such suppliers’ respective willingness, whether public or private entities, to disclose such information to the Company; and (iii) the ability of the involved entities to make their determinations in accordance with nationally or internationally recognized standards, including the Guidance provided by the OECD. The failure to obtain reliable information from any level of TTM’s supply chain could have a material impact on the Company’s future ability to report on the presence of Conflict Minerals with any degree of certainty. There can be no assurance that the Company’s suppliers will continue to cooperate with diligence inquiries and requests for certifications or provide documentation or other evidence that TTM considers reliable or in a time frame sufficient to allow the Company to make its own assessment following appropriate further diligence measures, if any.

Appendix I

Conflict minerals smelters for PCB global operations reported by supply chain for 2017

Appendix II

Conflict minerals smelters for E-M Solutions global operations reported by supply chain for 2017

Appendix I

Conflict Minerals Sources to TTM PCB Global Operations

2017

Metal	Metal Total	Smelter Name	Smelter Country	Validated CFS?

Gold		Advanced Chemical Company	United States of America	Y
Gold		AngloGold Ashanti Córrego do Sítio Mineração	Brazil	Y
Gold		Argor-Heraeus S.A.	Switzerland	Y
Gold		Asahi Refining Canada Ltd.	Canada	Y
Gold		Asahi Refining USA Inc.	United States of America	Y
Gold		CCR Refinery - Glencore Canada Corporation	Canada	Y
Gold		Elemetal Refining	United States of America	[2]
Gold		Heimerle + Meule GmbH	Germany	Y
Gold		Heraeus Ltd. Hong Kong	China	Y
Gold		Heraeus Precious Metals GmbH & Co. KG	Germany	Y
Gold		Kennecott Utah Copper LLC	United States of America	Y
Gold		Metalor Technologies (Hong Kong) Ltd.	China	Y
Gold		Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Y
Gold		Metalor Technologies S.A.	Switzerland	Y
Gold		Metalor USA Refining Corporation	United States of America	Y
Gold		Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico	Y
Gold		PAMP S.A.	Switzerland	Y
Gold		Rand Refinery (Pty) Ltd.	South Africa	Y
Gold		Republic Metals Corporation	United States of America	Y
Gold		Royal Canadian Mint	Canada	Y
Gold		Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Y
Gold		Sumitomo Metal Mining Co., Ltd.	Japan	Y
Gold		Tanaka Kikinzoku Kogyo K.K.	Japan	Y
Gold		The Refinery of Shandong Gold Mining Co., Ltd.	China	Y
Gold		Umicore Brasil Ltda.	Brazil	Y
Gold		Umicore S.A. Business Unit Precious Metals Refining	Belgium	Y
Gold		United Precious Metal Refining, Inc.	United States of America	Y
Gold		Valcambi S.A.	Switzerland	Y
Gold		Western Australian Mint trading as The Perth Mint	Australia	Y
Gold		Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Y
Gold	30	PCB Gold Source Smelters

Appendix I – Page 1

Tin		Alpha	United States of America	Y
Tin		China Tin Group Co., Ltd.	China	Y
Tin		Cooper Santa	Brazil	[2]
Tin		CV Ayi Jaya	Indonesia	Y
Tin		CV Serumpun Sebalai	Indonesia	Y
Tin		CV Tiga Sekawan	Indonesia	Y
Tin		CV United Smelting	Indonesia	Y
Tin		CV Venus Inti Perkasa	Indonesia	Y
Tin		ENAF	Bolivia	Y
Tin		Fenix Metals	Poland	Y
Tin		Gejiu Jinye Mineral Company	China	Y
Tin		Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Y
Tin		Malaysia Smelting Corporation (MSC)	Malaysia	Y
Tin		Metallic Resources, Inc.	United States of America	Y
Tin		Metallo Belgium N.V.	Belgium	Y
Tin		Mineração Taboca S.A.	Brazil	Y
Tin		Minsur	Peru	Y
Tin		Mitsubishi Materials Corporation	Japan	Y
Tin		Operaciones Metalurgical S.A.	Bolivia	Y
Tin		PT Aries Kencana Sejahtera	Indonesia	Y
Tin		PT Artha Cipta Langgeng	Indonesia	Y
Tin		PT ATD Makmur Mandiri Jaya	Indonesia	Y
Tin		PT Babel Inti Perkasa	Indonesia	Y
Tin		PT Bangka Prima Tin	Indonesia	Y
Tin		PT Bangka Tin Industry	Indonesia	Y
Tin		PT Belitung Industri Sejahtera	Indonesia	Y
Tin		PT Bukit Timah	Indonesia	Y
Tin		PT DS Jaya Abadi	Indonesia	Y
Tin		PT Eunindo Usaha Mandiri	Indonesia	Y
Tin		PT Inti Stania Prima	Indonesia	Y
Tin		PT Lautan Harmonis Sejahtera	Indonesia	Y
Tin		PT Menara Cipta Mulia	Indonesia	Y
Tin		PT Mitra Stania Prima	Indonesia	Y
Tin		PT Prima Timah Utama	Indonesia	Y
Tin		PT Refined Bangka Tin	Indonesia	Y
Tin		PT Sariwiguna Binasentosa	Indonesia	Y
Tin		PT Stanindo Inti Perkasa	Indonesia	Y
Tin		PT Timah (Persero) Tbk Kundur	Indonesia	Y
Tin		PT Timah (Persero) Tbk Mentok	Indonesia	Y
Tin		PT Tinindo Inter Nusa	Indonesia	Y
Tin		PT Tommy Utama	Indonesia	Y
Tin		Rui Da Hung	Taiwan	Y
Tin		Thaisarco	Thailand	Y
Tin		VQB Mineral and Trading Group JSC	Vietnam	Y
Tin		White Solder Metalurgia e Mineração Ltda.	Brazil	Y
Tin		Yunnan Tin Company, Ltd.	China	Y
Tin	46	PCB Tin Source Smelters
	76	Total PCB Source Smelters

[2]	RMI Conformant prior to ceasing operations during 2017.

Appendix I – Page 2

Appendix II

Conflict Minerals Sources to E-M Solutions Global Operations

2017

Metal	Metal Total	Smelter Name	Smelter Country	Validated CFS?

Gold		Abington Reldan Metals, LLC	United States of America
Gold		Advanced Chemical Company	United States of America	Y
Gold		African Gold Refinery	Uganda
Gold		AGoSI	Germany
Gold		Aida Chemical Industries Co., Ltd.	Japan	Y
Gold		Aktybuinsk Copper Company Too	Kazakhstan
Gold		Al Etihad Gold Refinery DMCC	United Arab Emirates	Y
Gold		Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Y
Gold		Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Y
Gold		Alpha assembly	United States of America
Gold		AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Y
Gold		Argor-Heraeus S.A.	Switzerland	Y
Gold		ARY Aurum Plus (private, 100%)	United Arab Emirates
Gold		Asahi Pretec Corp.	Japan	Y
Gold		Asahi Refining Canada Ltd.	Canada	Y
Gold		Asahi Refining USA Inc.	United States of America	Y
Gold		Asaka Riken Co., Ltd.	Japan	Y
Gold		Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold		AU Traders and Refiners	South Africa	Y
Gold		Audiua, Escardida	Unknown
Gold		AURA-II	United States of America
Gold		Aurubis AG	Germany	Y
Gold		Austin Powder	Unknown
Gold		Baiyin Nonferrous Group Co., Ltd.	China
Gold		Baiyin Nonferrous Metals Corporation (BNMC)	China
Gold		Bangalore Refinery	India	Active
Gold		Bangalore Refinery Pvt Ltd	India
Gold		Bangalore RefineryÂ Pvt. Ltd	India
Gold		Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Y
Gold		Bauer Walser AG	Germany
Gold		Bauer-Walser AG	Germany
Gold		Boliden AB	Sweden	Y
Gold		C. Hafner GmbH + Co. KG	Germany	Y
Gold		Caridad	Mexico
Gold		CCR Refinery - Glencore Canada Corporation	Canada	Y
Gold		Cendres + Metaux S.A.	Switzerland	Y
Gold		Changcheng Gold & Silver Refining Factory	Canada
Gold		Changsanjiao elc. Ltd	China
Gold		Chimet S.p.A.	Italy	Y
Gold		China Gold International Resources Corp. Ltd	Canada
Gold		China Gold International Resources Corp., Ltd.	China
Gold		China Golddeal	China
Gold		China National Gold Group Corporation	China
Gold		Chugai Mining	Japan
Gold		Codelco	Chile
Gold		Colt Refining	United States
Gold		Computex Taipei	Taiwan, Province of China
Gold		Cooson Sempsa	Spain
Gold		CORE PMG	Unknown
Gold		Daejin Indus Co., Ltd.	Korea, Republic of	Y
Gold		DaeryongENC	Korea, Republic of
Gold		Daye Non-Ferrous Metals Mining Ltd.	China

Appendix II – Page 1

Gold	Deep Rich Material Technology Co., Ltd.	Unknown
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	DODUCO Contacts and Refining GmbH	Germany	Y
Gold	Dongguan CameroonChemical Materials Co., Ltd	China
Gold	Dongguan City up another metal copper processing plant	China
Gold	Dongguan Standard Electronic Material Co., Ltd	China
Gold	Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	China
Gold	Dong-Wo Co., Ltd.	China
Gold	Dowa	Japan	Y
Gold	DS PRETECH Co., Ltd.	Korea, Republic of	Active
Gold	DSC (Do Sung Corporation)	Korea, Republic of	Y
Gold	Dujinshui zhihuan fanying	Unknown
Gold	Eco-System Recycling Co., Ltd.	Japan	Y
Gold	Elemetal Refining, LLC	United States of America
Gold	Emirates Gold DMCC	United Arab Emirates	Y
Gold	Faggi Enrico S.p.A.	Italy
Gold	Feinhutte Halsbrucke GmbH	Germany
Gold	Ferro Corporation	United States
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Fujian Jinxin Tungsten Co., Ltd.	China
Gold	Gannon & Scott	United States of America
Gold	Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)	China
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Geib Refining Corporation	United States of America	Y
Gold	Gejiu Kai Meng Industry and Trade LLC	China
Gold	Gejiu Yunxi Group Corp.	China
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Y
Gold	gong an ju	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	guang dong jin xian gao xin cai liao gong si	China
Gold	Guangdong Hongjin Gold and Silver Smelter	China
Gold	Guangdong Hua Jian Trade Co., Ltd.	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guangzhou King’s high-tech materials	Unknown
Gold	Guixi Smelter	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hang Seng Technology	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Hanhua jinshu	Unknown
Gold	Harmony Gold Mining Company Ltd.	South Africa
Gold	HeeSung Metal Ltd.	Korea, Republic of	Y
Gold	Heimerle + Meule GmbH	Germany	Y
Gold	Henan Yuguang Gold & Lead Co., Ltd.	Canada
Gold	Henan Yuguang Gold & Lead Co., Ltd.	China
Gold	Heraeus Metals Hong Kong Ltd.	China	Y
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Y
Gold	Hetai Gold Mineral Guangdong Co., Ltd.	China
Gold	HOMESTAKE MINING COMPANY	United States of America
Gold	Honorable Hardware Craft Product Limited Company	Unknown
Gold	Hop Hing electroplating factory Zhejiang	Unknown
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Yuguang Gold & Lead Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Y
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Y
Gold	Island Gold Refinery	China
Gold	Istanbul Gold Refinery	Turkey	Y
Gold	Italpreziosi	Italy	Y
Gold	Italpreziosi S.P.A	Italy

Appendix II – Page 2

Gold	Japan Mint	Japan	Y
Gold	Jiangxi Copper Co., Ltd.	China	Y
Gold	Jin Jinyin Refining Co., Ltd.	China
Gold	Jinlong Copper Co. Ltd.	China
Gold	Jinlong Copper Co., Ltd.	Canada
Gold	Johnson Matthey Chemicals Ltd.	United Kingdom of Great Britain And Northern Ireland
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Y
Gold	JSC Uralelectromed	Russian Federation	Y
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Y
Gold	K.A.Rasmussen as	Norway
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan	Y
Gold	Kennecott Utah Copper LLC	United States of America	Y
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Active
Gold	Kojima Chemicals Co., Ltd.	Japan	Y
Gold	Korea Metal Co., Ltd.	Korea, Republic of
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	Y
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Y
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L’azurde Company For Jewelry	Saudi Arabia
Gold	Lee Iken	Unknown
Gold	Lianqi Plating Ltd	Unknown
Gold	LiBaoJia	China
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Mining Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	L’Orfebre S.A.	Andorra	Active
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	Y
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals	Brazil	Y
Gold	Materion	United States of America	Y
Gold	Matsuda Sangyo Co., Ltd.	Japan	Y
Gold	METALLI PREZIOSI S.p.A.	Unknown
Gold	Metallic Resources, Inc.	Unknown
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Y
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Y
Gold	Metalor Technologies (Suzhou) Ltd.	China	Y
Gold	Metalor Technologies S.A.	Switzerland	Y
Gold	Metalor USA Refining Corporation	United States of America	Y
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Y
Gold	Mitsubishi Materials Corporation	Japan	Y
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Y
Gold	MK Electron	Korea, Republic of
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Modeltech Sdn Bhd	Malaysia	Active
Gold	Morris and Watson	New Zealand
Gold	Morris and Watson Gold Coast	Australia
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Y
Gold	N.E. Chemcat Corporation	Japan
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Y
Gold	NanChuangshenghua NON-Ferrous meatal Alloy Factory	China
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	Korea, Republic of	Active
Gold	Nihon Material Co., Ltd.	Japan	Y
Gold	Nihon Superior Co., Ltd.	Japan
Gold	NORSUN CIRCUITED ENTERPRISE CO. LTD	Unknown
Gold	Nyrstar Metals	United States of America
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Y
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Y

Appendix II – Page 3

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	Y
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation	Y
Gold	PAMP S.A.	Switzerland	Y
Gold	Pease & Curren	United States of America
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA	Chile	Y
Gold	Pogo Gold Mining	Unknown
Gold	Precious Metals Sales Corp.	United States of America
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Y
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Y
Gold	PX Precinox S.A.	Switzerland	Y
Gold	Rand Refinery (Pty) Ltd.	South Africa	Y
Gold	Realized the Enterprise Co., Ltd.	Unknown
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Remondis Argentia B.V.	Netherlands	Active
Gold	Republic Metals Corporation	United States of America	Y
Gold	Rio Tinto Group	United Kingdom of Great Britain And Northern Ireland
Gold	Royal Canadian Mint	Canada
Gold	rui sheng	Unknown
Gold	SAAMP	France	Y
Gold	Sabin Metal Corp.	United States of America
Gold	Safimet S.p.A	Italy	Y
Gold	SAFINA A.S.	Czech Republic	Active
Gold	Sai Refinery	India
Gold	Samduck Precious Metals	Korea, Republic of	Y
Gold	Samhwa non-ferrorus Metal ind.co.ltd	Korea, Republic of
Gold	Samwon Metals Corp.	Korea, Republic of
Gold	Sanmenxia HengSheng Science Technology R&D Co., Ltd.	China
Gold	SAXONIA Edelmetalle GmbH	Germany	Y
Gold	Schone Edelmetaal B.V.	Netherlands	Y
Gold	Scotia Mocatta	Hong Kong
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Y
Gold	Shan Dong Huangjin	China
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China
Gold	Shandon Jin Jinyin Refining Limited	Unknown
Gold	Shandong Guoda Gold Co., Ltd.	China
Gold	Shandong Hengbang Smelter Co., Ltd.	China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Jun Mai Fu	China
Gold	Shandong penglai gold smelter	Unknown
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Yanggu Xiangguang Co.	China
Gold	Shandong Yanggu Xiangguang Co. Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Y
Gold	Shandong Zhongkuang Group Co. Ltd	China
Gold	Shangai Gold Exchange	China
Gold	Shanghai Gold Exchange	China
Gold	Shanghai Jinsha Shiye Co.,Ltd.	Unknown
Gold	Shanghai Yueqiang Metal Products Co., Ltd.	Unknown
Gold	Shengnan Metal Products Factory	China
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Y
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China	Y
Gold	Sino-Platinum Metals Co., Ltd.	China
Gold	So Accurate Group, Inc.	United States of America
Gold	So Accurate Refing Group	United States

Appendix II – Page 4

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Y
Gold	Sojitz Corporation	Japan
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China	Y
Gold	Soochow University	China
Gold	Standard Bank	Hong Kong
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	Sumisho Materials Corporation	Japan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Y
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	Y
Gold	Suntain Co., Ltd.	Unknown
Gold	Super Dragon Technology Co., Ltd	Taiwan, Province of China
Gold	Super Dragon Technology Co., Ltd.	China
Gold	Super Dragon Technology Co., Ltd.	Taiwan
Gold	SuZhou ShenChuang recycling Ltd.	Unknown
Gold	Suzhou University Special Chemical Reagent Co., Ltd	China
Gold	T.C.A S.p.A	Italy	Y
Gold	Tai zhou chang san Jiao electron Co.,Ltd	Unknown
Gold	Taicang City Nancang Metal Material Co., Ltd.	China
Gold	Tai’zhou City Yangtze River Delta Electron Ltd.	China
Gold	Taizhou Delta Electronics Co., Ltd.	Unknown
Gold	Taizhou mayor triangle electronic Co., LTD	China
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Y
Gold	Technic Inc.	United States of America
Gold	The Hutti Gold Mines Company	India
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Y
Gold	Tokuriki Honten Co., Ltd.	Japan	Y
Gold	Ton Yi Industrial Corporation	Taiwan, Province of China
Gold	Tong Ling Jin Dian Electrical Technology Co., Ltd.	Unknown
Gold	TONGDING METALLIC MATERIAL CO.LTD	China
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Tony Goetz NV	Belgium
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Korea, Republic of	Y
Gold	Tsai Brother industries	Unknown
Gold	Umicore Brasil Ltda.	Brazil	Y
Gold	Umicore Precious Metals Thailand	Thailand	Y
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Y
Gold	UNIFORCE METAL INDUSTRIAL CORP.	Taiwan, Province of China
Gold	United Precious Metal Refining, Inc.	United States of America	Y
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Valcambi S.A.	Switzerland	Y
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	China
Gold	Wam Technologies Taiwan Co., Ltd.	Taiwan, Province of China
Gold	WANG TING	Unknown
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Y
Gold	WIELAND Edelmetalle GmbH	Germany	Y
Gold	Worldtop	Unknown
Gold	Wuxi City Precious Metal Electronic Material Fty	China
Gold	WUXI YUNXI SANYE SOLDER FACTORY	China
Gold	Wuzhong Group	China
Gold	Xiamen JInbo Metal Co., Ltd.	Unknown
Gold	Yamakin Co., Ltd.	Japan	Y
Gold	Yamato Denki Ind. Co., Ltd.	Unknown
Gold	Yantai Guodasafina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Yantai Zhaojin Kanfort Precious Metals Co., Ltd.	China
Gold	yantai zhaojin kanfort precious metals incorporated company ETDZ branch	China
Gold	Yantai Zhaojinlufu	China
Gold	Yokohama Metal Co., Ltd.	Japan	Y

Appendix II – Page 5

Gold		Yuh-Cheng Material Corporation	China
Gold		Yunnan Copper Industry Co., Ltd.	China
Gold		Zhaojun Maifu	Unknown
Gold		Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China
Gold		Zhongjin Gold Corporation Henan Zhongyuan Gold Smelter	China
Gold		Zhongkuang Gold Industry Co., Ltd.	China
Gold		Zhongshan Poison Material Proprietary Co., Ltd.	China
Gold		Zhongshan Public Security Bureau, Guangdong Province ,China	China
Gold		Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Y
Gold		Zhuhai toxic materials Monopoly Ltd.	China
Gold		Zhuzhou Smelting Group Co., Ltd	China
Gold		Zijin Mining Group Co. Ltd	Unknown
Gold	301	E-M Solutions Gold Source Smelters
Tantalum		Advanced Metallurgical Group N.V.	United States of America
Tantalum		Advanced Metallurgical Group N.V. (AMG)	United States of America
Tantalum		ANHUI HERRMAN IMPEX CO.	China
Tantalum		Asaka Riken Co., Ltd.	Japan	Y
Tantalum		Avon Specialty Metals	United Kingdom
Tantalum		Changsha South Tantalum Niobium Co., Ltd.	China	Y
Tantalum		D Block Metals, LLC	United States of America	Y
Tantalum		Duoluoshan	China
Tantalum		E.S.R. Electronics	United States of America
Tantalum		Exotech Inc.	United States of America	Y
Tantalum		F&X Electro-Materials Ltd.	China	Y
Tantalum		FIR Metals & Resource Ltd.	China	Y
Tantalum		Ganzhou Haichuang Tungsten Industry Co., Ltd.	China
Tantalum		Global Advanced Metals	United States of America
Tantalum		Global Advanced Metals Aizu	Japan	Y
Tantalum		Global Advanced Metals Boyertown	United States of America	Y
Tantalum		GTP Corp.	United States
Tantalum		Guangdong Rising Rare Metals-EO Materials Ltd.	China	Y
Tantalum		Guangdong Zhiyuan New Material Co., Ltd.	China	Y
Tantalum		Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum		H.C. Starck Co., Ltd.	Thailand	Y
Tantalum		H.C. Starck GmbH Laufenburg	Germany
Tantalum		H.C. Starck Hermsdorf GmbH	Germany	Y
Tantalum		H.C. Starck Inc.	United States of America	Y
Tantalum		H.C. Starck Ltd.	Japan	Y
Tantalum		H.C. Starck Smelting GmbH & Co. KG	Germany	Y
Tantalum		H.C. Starck Surface Technology and Ceramic Powders GmbH	Germany
Tantalum		H.C. Starck Tantalum and Niobium GmbH	Germany	Y
Tantalum		Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Y
Tantalum		Hi-Temp Specialty Metals, Inc.	United States of America
Tantalum		Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Y
Tantalum		Jiangxi Tuohong New Raw Material	China	Y
Tantalum		Jiujiang Janny New Material Co., Ltd.	China	Y
Tantalum		JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Y
Tantalum		Jiujiang Tanbre Co., Ltd.	China	Y
Tantalum		Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Y
Tantalum		KEMET Blue Metals	Mexico	Y
Tantalum		KEMET Blue Powder	United States of America	Y
Tantalum		King-Tan Tantalum Industry Ltd.	China
Tantalum		LSM Brasil S.A.	Brazil	Y
Tantalum		Metallurgical Products India Pvt., Ltd.	India	Y
Tantalum		Mineracao Taboca S.A.	Brazil	Y
Tantalum		Mitsui Mining and Smelting Co., Ltd.	Japan	Y
Tantalum		Ningxia Non-ferrous Metal Smeltery	China
Tantalum		Ningxia Orient Tantalum Industry Co., Ltd.	China	Y
Tantalum		NPM Silmet AS	Estonia	Y

Appendix II – Page 6

Tantalum		Plansee SE	Austria
Tantalum		Plansee SE Liezen	Austria
Tantalum		Plansee SE Reutte	Austria
Tantalum		Power Resources Ltd.	Macedonia, The Former Yugoslav Republic of	Y
Tantalum		QuantumClean	United States of America	Y
Tantalum		Resind Industria e Comercio Ltda.	Brazil	Y
Tantalum		RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Y
Tantalum		Shanghai Jiangxi Metals Co., Ltd.	China
Tantalum		Solikamsk Magnesium Works OAO	Russian Federation	Y
Tantalum		Taki Chemical Co., Ltd.	Japan	Y
Tantalum		Tantalite Resources	South Africa
Tantalum		Telex Metals	United States of America	Y
Tantalum		Tranzact, Inc.	United States of America
Tantalum		Ulba Metallurgical Plant JSC	Kazakhstan	Y
Tantalum		Unknown	Unknown
Tantalum		WBH AG	Austria
Tantalum		XinXing HaoRong Electronic Material Co., Ltd.	China	Y
Tantalum		Yichun Jin Yang Rare Metal Co., Ltd.	China	Y
Tantalum		Zhuzhou Cemented Carbide Group Co., Ltd.	China
Tantalum	65	E-M Solutions Tantalum Source Smelters
Tin		NIHON HANDA Co.,Ltd.	Japan
Tin		5N PLUS UK ltd	United Kingdom
Tin		5NPLUS	Canada
Tin		A.E.B. International, Inc.	United States
Tin		ACuPowder International, LLC	Unknown
Tin		AIM	Canada
Tin		Alpha	United States of America	Y
Tin		American Iron and Metal S.E.C.	Canada
Tin		Ami Bridge Enterprise Co., Ltd.	China
Tin		an chen	Unknown
Tin		An Thai Minerals Co., Ltd.	Vietnam
Tin		An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin		An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	China
Tin		Angelcast Enterprise Co., Ltd.	China
Tin		Aoki Laboratories Ltd.	United States of America
Tin		Arco Alloys	Unknown
Tin		Assaf Conductors	Unknown
Tin		Aurubis,Norddeutsche Affinererie AG	Germany
Tin		Best Metais	Brazil
Tin		Best Metais e Soldas S.A.	Brazil
Tin		Brinkmann Chemie AG	Germany
Tin		C. Hafner GmbH+Co.KG	Germany
Tin		CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.	Brazil
Tin		Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Y
Tin		Chifeng Dajingzi Tin Industry Co., Ltd.	China	Y
Tin		China Tin Group Co., Ltd.	China	Y
Tin		China Tin Smelter Co. Ltd.	China
Tin		CINTAS METALICAS S.A	Spain
Tin		CNMC (Guangxi) PGMA Co., Ltd.	China
Tin		Cohen Alloys Ltd.	United Kingdom
Tin		Complejo Metalurgico Vinto S.A.	Bolivia (Plurinational State of)
Tin		Cooper Santa	Brazil
Tin		Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin		CRM Synergies S.L.	Spain
Tin		CSC Pure Technologies	Russian Federation
Tin		CV Ayi Jaya	Indonesia	Y
Tin		CV Dua Sekawan	Indonesia	Y
Tin		CV Duta Putra Bangka	Indonesia
Tin		CV Gita Pesona	Indonesia	Y

Appendix II – Page 7

Tin	CV Makmur Jaya	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Prima Timah Utama	Indonesia
Tin	CV United Smelting	Indonesia	Y
Tin	CV Venus Inti Perkasa	Indonesia	Y
Tin	Da Nang Processing Import and Export Joint Stock	Vietnam
Tin	Dae Chang Co., Ltd.	Korea, Republic of
Tin	Dae Kil Metal Co., Ltd	Korea, Republic of
Tin	Daewoo International	Korea, Republic of
Tin	Dongguan City up another metal copper processing plant	China
Tin	Dongguan lason metel materials co,.ltd	China
Tin	Dongguan Yuecheng metal materials Co., Ltd.	Unknown
Tin	dongrong	China
Tin	Dowa	Japan	Y
Tin	Dr. soldering tin products Co., Ltd.	China
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Elmet S.A. de C.V.	Mexico
Tin	EM Vinto	Bolivia (Plurinational State of)	Y
Tin	Empresa Metalúrgica Vinto	Bolivia (Plurinational State of)
Tin	Estanho de Rondonia S.A.	Brazil
Tin	E-tech Philippines	Philippines
Tin	Exim Americana	Unknown
Tin	Faggi Enrico S.P.A	Italy
Tin	Feinhutte Halsbrucke GmbH	Germany
Tin	FENIX	Poland
Tin	Fenix Metals	Poland	Y
Tin	Fuji Metal Mining Corp.	Japan
Tin	Galloo N.V.	Belgium
Tin	Galva-Metall GmbH	Germany
Tin	Gannan Tin Smelter	Unknown
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	Y
Tin	Gejiu Jinye Mineral Company	China	Y
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Y
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Y
Tin	Gejiu Shi	Unknown
Tin	GEJIU YE LIAN CHANG	China
Tin	Gejiu Yunxi Group Corp.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Y
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	GEM TERMINAL CO.,LTD	Unknown
Tin	Global Advanced Metals Pty Ltd	Australia
Tin	Gomat-e-K.	Unknown
Tin	Grant Manufacturing and Alloying	United States
Tin	Grik Perak Malaysia	Unknown
Tin	Guang Zhou Hong Wuxi Products Limited	Unknown
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Y
Tin	GUANGDONG JIATIAN STANNUM PRODUCTS CO., LTD	China
Tin	Guangxi Jin Lian	China
Tin	Guangxi Nonferrous Metals Group	China
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	China
Tin	GUANGZHOU PACIFIC TINPLATE CO,.LTD.	Unknown
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	Y
Tin	Guixi Smelter	China
Tin	H. Kramer & Co.	United States of America
Tin	Hai Yuxin Xi Zhuhai Co., Ltd.	China
Tin	Handok	Korea, Republic of
Tin	Hayes Metals	New Zealand
Tin	HeChi Metallurgical Chemical factory	Unknown
Tin	Heraeus Deutschland GmbH & Co. KG	Germany

Appendix II – Page 8

Tin	Heraeus Germany,Heraeus Hanau,Heraeus Materials Technology GMBH&CO.KG,W.C. Heraeus GmbH	Germany
Tin	Heraeus Materials Technology GmbH & Co. KG	Germany
Tin	Hezhou Jinwei Tin Co., Ltd	China
Tin	High-Power Surface Technology	Unknown
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	China
Tin	Huanggang City Tongding Metal Material Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Y
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Y
Tin	Hulterworth Smelter	Unknown
Tin	Imperial Zinc, Corp.	United States
Tin	Indústria Brasileira De Ferro Ligas Ltda.	Brazil
Tin	International Wire Group, Inc	United States
Tin	IRM	Unknown
Tin	Jau Janq Enterprise Co., Ltd.	Taiwan, Province of China
Tin	Jean Goldschmidt International S.A.	Belgium
Tin	Jiangxi Huayu metal co., Ltd	China
Tin	JiangXi JiaWang	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Y
Tin	Jiangxi New Nanshan Technology Ltd.	China	Y
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tin	Jiaxing Goodway Hardware Co., Ltd.	China
Tin	jin yi group	Unknown
Tin	JinDa Metal .Co.Ltd	China
Tin	Jost Josef KG Westfalenzinn	Germany
Tin	Ju Tai Industrial Co., Ltd.	China
Tin	KARAS PLATING LTD
Tin	Kewei Tin Co.,ltd	Unknown
Tin	KOKI JAPAN	Japan
Tin	KOVOHUTE PRIBRAM NASTUPNICKA, A.S.	Czech Republic
Tin	Kroea Metal Co Ltd	Korea (Republic of)
Tin	KU PING ENTERPRISE CO., LTD.	China
Tin	Kunshan SLH solder Manufacturing Co., Ltd.	China
Tin	Kunshan xiubo	China
Tin	LANGFANG BONDTRON ELECTRONIC MATERIALS CO., LTD.	Unknown
Tin	LI CHUN METALS CO. LTD.	Unknown
Tin	Linetech	Unknown
Tin	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Tin	Linqu Xianggui Smelter Co., Ltd.	China
Tin	Linwu Xianqqui Ore Smelting Co Ltd	Germany
Tin	LIQIAO PLATING	Unknown
Tin	LMD	Unknown
Tin	Lübeck GmbH	Unknown
Tin	Maanshan Dongshen electronic material factory	China
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Y
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Y
Tin	MARCO METALES DE MEXICO,S. DE R.L. DE C.V.	Unknown
Tin	Materials Eco-Refining Co., Ltd.	Japan
Tin	Materion	United States
Tin	MCP Metal Specialist Inc.	United Kingdom
Tin	Melt Metais e Ligas S.A.	Brazil	Y
TIN	MENG NENG	Unknown
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallic Resources, Inc.	United States of America	Y
Tin	Metallo Belgium N.V.	Belgium	Y
Tin	Metallo Chimique	Belgium
Tin	Metallo Spain S.L.U.	Spain	Y
Tin	Metallum Group Holding NV	Belgium
Tin	Minchali Metal Industry Co., Ltd.	Taiwan, Province of China
Tin	Mineracao Taboca S.A.	Brazil	Y
Tin	Ming Li Jia smelt Metal Factory	China

Appendix II – Page 9

Tin	Minmetals Ganzhou Tin Co. Ltd.	China
Tin	Minsur	Peru	Y
Tin	Misue Tin Smelter and Refinery	Unknown
Tin	Mits-Tec (Shanghai) Co. Ltd.	Unknown
Tin	Mitsubishi Materials Corporation	Japan	Y
Tin	Modeltech Sdn Bhd	Malaysia	Active
Tin	Nantong Chun-Yuan Electronics Co.	Unknown
Tin	Ney Metals and Alloys	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Nihon Kagaku Sangyo Co., Ltd.	Japan
Tin	Nihon Superior Co., Ltd.	Japan
Tin	Nihonhanda Co., Ltd.	Unknown
Tin	NINGBO CITY CHANGZHEN COPPER CO.,LTD	China
Tin	Nippon Filler Metals, Ltd.	Japan
Tin	NITAH	Unknown
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Y
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Y
Tin	Old City Metals Processing Co., Ltd.	Unknown
Tin	Operaciones Metalurgical S.A.	Bolivia (Plurinational State of)	Y
Tin	Pan Light Corporation	Unknown
Tin	Phoenix Metal Ltd.	Rwanda
Tin	Pohang Iron and Steel Co. Ltd.	Korea, Republic of
Tin	Pongpipat Company Limited	Myanmar
Tin	Poongsan Corporation	Korea, Republic of
Tin	Precision Plating Company	United States
Tin	Primeyoung Metal Ind. (Zhuhai) Co., Ltd.	China
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia	Y
Tin	PT Artha Cipta Langgeng	Indonesia	Y
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Y
Tin	PT Babel Inti Perkasa	Indonesia	Y
Tin	PT Babel Surya Alam Lestari	Indonesia	Active
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Prima Tin	Indonesia	Y
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Serumpun	Indonesia	Y
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia	Y
Tin	PT Banglca Putra Karya	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia	Y
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia	Y
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi	Indonesia	Y
Tin	PT Eunindo Usaha Mandiri	Indonesia	Y
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Indra Eramulti Logam Industri	Indonesia
Tin	PT Inti Stania Prima	Indonesia	Y
Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining	Indonesia	Y
Tin	PT Kijang Jaya Mandiri	Indonesia	Y
Tin	PT Koba Tin	Indonesia
Tin	PT Lautan Harmonis Sejahtera	Indonesia	Y
Tin	PT Menara Cipta Mulia	Indonesia	Y
Tin	PT Mitra Stania Prima	Indonesia	Y
Tin	PT O.M. Indonesia	Indonesia
Tin	PT Panca Mega Persada	Indonesia	Y
Tin	PT Pelat Timah Nusantara Tbk	Indonesia

Appendix II – Page 10

Tin	PT Premium Tin Indonesia	Indonesia	Y
Tin	PT Prima Timah Utama	Indonesia	Y
Tin	PT Rajehan Ariq	Indonesia	Y
Tin	PT Refined Bangka Tin	Indonesia	Y
Tin	PT Sariwiguna Binasentosa	Indonesia	Y
Tin	PT Seirama Tin Investment	Indonesia
Tin	PT Singkep Times Utama	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia	Y
Tin	PT Sukses Inti Makmur	Indonesia	Y
Tin	PT Sumber Jaya Indah	Indonesia	Y
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	Y
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	Y
Tin	PT Tinindo Inter Nusa	Indonesia	Y
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia	Y
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	PT.CITRALOGAM ALPHASEJAHTERA	Indonesia
Tin	Rahman Hydrulic Tin Sdn Bhd	Malaysia
Tin	Recial - Reciclagem de Aluminios, SA	Portugal
Tin	Resind Industria e Comercio Ltda.	Brazil	Y
Tin	Rohm & Hass	China
Tin	Rui Da Hung	Taiwan, Province of China	Y
Tin	S. Izaguirre	Spain
Tin	Samhwa Non-Ferrous Metal. Inc Co.,Ltd	Korea, Republic of
Tin	Seju Industry	Japan
Tin	Semco	Unknown
Tin	Senju Metal Industry Co., Ltd.	Malaysia
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China
Tin	Shanghai Yueqiang Metal Products Co., Ltd.	China
Tin	Shaoxing Tianlong Tin Materials Co., Ltd	China
Tin	shen zhen qi xiang da hua gong gong si	China
Tin	Shen Zhen Rui Yun Feng Industry Co.,Ltd	China
Tin	Shenzhen Anchen Solder Tin Product Co., Ltd.	Unknown
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	China
Tin	Shenzhen keaixin Technology	Unknown
Tin	Shenzhen Yi Cheng Industrial	Unknown
Tin	Sichuan Guanghan Jiangnan casting smelters	China
Tin	Sizer Metals PTE	Singapore
Tin	SNPLUS	Canada
Tin	Soft Metais Ltda.	Brazil	Y
Tin	Solnet Metal Industry Co., Ltd.	Unknown
Tin	Sumitomo Metal Mining Co. Ltd.	Canada
Tin	Super Ligas	Brazil
Tin	Suzhou Co. Ltd.	China
Tin	Suzhou Nuonengda Chemical Co., Ltd.	China
Tin	T.S. Crane	United States
Tin	Taicang City Nancang Metal Material Co., Ltd.	China
Tin	Taicang Nancang Metal Meterial Co.,Ltd	China
Tin	Taiwan high-tech Co., Ltd.	Taiwan, Province of China
Tin	Taiwan Huanliang	Unknown
Tin	Tamura Corporation	Japan
Tin	Thailand Smelting & Refining Co., Ltd. (THAISRCO)	Thailand
Tin	Thaisarco	Thailand	Y
Tin	Three green surface technology limited company	Unknown
Tin	Tianshui Ling Bo Technology Co., Ltd.	China
Tin	Ton Yi Industrial Corporation	Taiwan
Tin	Tong Ding Metal Materials Co., Ltd.	China
Tin	TonYi Industrial Corporation	Taiwan
Tin	Top-Team Technology (Shenzhen) Ltd.	China
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam

Appendix II – Page 11

Tin		UNI BROS METAL PTE LTD	Singapore
Tin		UNIFORCE METAL INDUSTRIAL CORP.	Taiwan
Tin		Univertical International	American Samoa
Tin		Univertical International (Suzhou) Co., Ltd	China
Tin		Untracore Co., Ltd.	Unknown
Tin		Unvertical International(Suzhou)Co.,Ltd	China
Tin		VQB Mineral and Trading Group JSC	Vietnam
Tin		Wang Yu Manufacturing Co., Ltd.	China
Tin		Westmetall Gmbh & Co.KG	Germany
Tin		White Solder Metalurgia e Mineracao Ltda.	Brazil	Y
Tin		Wilhelm Westmetall, Germany	Tbd
Tin		WONIL METAL Co., Ltd.	Korea, Republic of
Tin		Wu Xi Shi Yi Zheng Ji Xie She Bei Company	China
Tin		Wuxi Lantronic Electronic Co Ltd	China
Tin		Xia Yi Metal Industries (shares) Co., Ltd.	China
Tin		Xianghualing Tin Industry Co., Ltd.	China
Tin		XiHai	China
Tin		Xin Furukawa Metal ( Wuxi ) Co., Ltd.	China
Tin		Xinmao Xiye (Tin Company)	China
Tin		Yao Zhang	China
Tin		Yifeng Tin	China
Tin		Yifeng Xi Industry (Chenzhou) Co., Ltd.	China
Tin		Yiquan Manufacturing	Unknown
Tin		Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Y
Tin		Yunnan Chengo Electric Smelting Plant	China
Tin		Yunnan Geiju Jinye Minerals	China
Tin		Yunnan Geiju Zili Metallurgy Co. Ltd.	China
Tin		Yunnan Gejiu Jinye Minerals	China
Tin		Yunnan Industrial Co., Ltd.	China
Tin		Yunnan Tin Company Limited	China	Y
Tin		Yunnan Tin Industry Micro-Electronic Material Co., Ltd.	China
Tin		Yuntinic Chemical GmbH	Germany
Tin		Zhangzhou Xiangcheng Hongyu Building	China
Tin		ZHEJIANG HUANGYAN XINQIAN ELECTRICAL	Unknown
Tin		ZHEJIANG KEYU METAL MATERIAL CO.,LTD	China
Tin		ZHEJIANG STRONG SOLDER MATERIALS	Unknown
Tin		Zhongshan Jinye Smelting Co., Ltd	China
Tin		Zhuhai Horyison Solder Co., Ltd.	China
Tin		Zhuhbi Horyison Solder Co., Ltd.	China
Tin		Zu Hai Haiyuxin Tin Products Co., Ltd.	Unknown
Tin	319	E-M Solutions Tin Source Smelters
Tungsten		A.L.M.T. TUNGSTEN Corp.	Japan	Y
Tungsten		ACL Metais Eireli	Brazil	Y
Tungsten		Asia Tungsten Products Vietnam Ltd.	Vietnam	Y
Tungsten		ASSAB	Singapore
Tungsten		ATI Metalworking Products	United States of America
Tungsten		Buffalo Tungsten	United States of America
Tungsten		Chenzhou Diamond Tungsten Products Co., Ltd.	China	Y
Tungsten		China Minmetals	China
Tungsten		Chongyi Zhangyuan Tungsten Co., Ltd.	China	Y
Tungsten		Chunbao Carbide Science & Technology Co., Ltd.	Unknown
Tungsten		DaeguTec Ltd.	Korea, Republic of
Tungsten		DAIDO STEEL	Unknown
Tungsten		Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten		Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten		Degutea	Korea, Republic of
Tungsten		Exotech Inc	United States of America
Tungsten		Fujian Jinxin Tungsten Co., Ltd.	China	Y
Tungsten		Ganxian Shirui New Material Co., Ltd.	China
Tungsten		Ganzhou BESEEM Ferrotungsten Co. Ltd.	China
Tungsten		Ganzhou Grand Sea W & Mo Group Co., Ltd.	China

Appendix II – Page 12

Tungsten		Ganzhou Haichuang Tungsten Co., Ltd.	China	Active
Tungsten		Ganzhou Haichuang Tungsten Industry Co., Ltd.	China
Tungsten		Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Y
Tungsten		Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Y
Tungsten		Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten		Ganzhou Seadragon W & Mo Co., Ltd.	China	Y
Tungsten		Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten		Global Tungsten & Powders Corp.	United States of America	Y
Tungsten		Guangdong Xianglu Tungsten Co., Ltd.	China	Y
Tungsten		H.C. Starck Smelting GmbH & Co. KG	Germany	Y
Tungsten		H.C. Starck Tungsten GmbH	Germany	Y
Tungsten		Heyuan Fuma Cemented Carbide Co., Ltd.	Unknown
Tungsten		Hunan Chenzhou Mining Co., Ltd.	China	Y
Tungsten		Hunan Chuangda Metallurgy Group Co. Ltd.	China
Tungsten		Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Y
Tungsten		Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten		Hunan Chuanqda Vanadium Tungsten	China
Tungsten		Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Y
Tungsten		Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	China
Tungsten		Hunan Litian Tungsten Industry Co., Ltd.	China
Tungsten		Hydrometallurg, JSC	Russian Federation	Y
Tungsten		Japan New Metals Co., Ltd.	Japan	Y
Tungsten		Jiangsu Hetian Sci-Tech Material Co., Ltd.	China
Tungsten		Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Y
Tungsten		Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten		Jiangxi Gan Bei Tungsten Co., Ltd.	China	Y
Tungsten		Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten		Jiangxi Rare Earth & Rare Metals Tungsten Group corp	China
Tungsten		Jiangxi Richsea New Materials Co., Ltd.	China
Tungsten		Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Y
Tungsten		Jiangxi Tungsten Co.,Ltd	China
Tungsten		Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Y
Tungsten		Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	Y
Tungsten		Jiangxi Yaosheng Tungsten Co., Ltd.	China	Y
Tungsten		Kennametal Fallon	United States of America	Y
Tungsten		Kennametal Huntsville	United States of America	Y
Tungsten		Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	China
Tungsten		Malipo Haiyu Tungsten Co., Ltd.	China	Y
Tungsten		Moliren Ltd.	Russian Federation	Y
Tungsten		Nankang Jingfeng Mining Ltd	China
Tungsten		Niagara Refining LLC	United States of America	Y
Tungsten		Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	Y
Tungsten		Philippine Chuangxin Industrial Co., Inc.	Philippines	Y
Tungsten		Pobedit, JSC	Russian Federation
Tungsten		Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Tungsten		South-East Nonferrous Metal Company Limited of Hengyang City	China	Y
Tungsten		TaeguTec Ltd.	Korea, Republic of
Tungsten		Taicang City Nancang Metal Material Co.,Ltd	China
Tungsten		Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Y
Tungsten		Toshiba Material Co., Ltd.	Unknown
Tungsten		Tungsten Diversified Industries LLC	United States of America
Tungsten		Unecha Refractory metals plant	Russian Federation	Y
Tungsten		Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	Y
Tungsten		Wolfram Bergbau und Hutten AG	Austria	Y
Tungsten		WOLFRAM Company CJSC	Russian Federation
Tungsten		Woltech Korea Co., Ltd.	Korea, Republic of	Y
Tungsten		Xiamen Tungsten (H.C.) Co., Ltd.	China	Y
Tungsten		Xiamen Tungsten Co., Ltd.	China	Y
Tungsten		Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Y
Tungsten		Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Y
Tungsten		Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	China
Tungsten		Zhuzhou Cemented Carbide Group Co., Ltd.	China
Tungsten	82	E-M Solutions Tungsten Source Smelters
	767	Total E-M Solutions Source Smelters

Appendix II – Page 13